Exhibit 99

Harbor Florida Bancshares, Inc. to Present at AMERICA'S COMMUNITY BANKERS' COMMUNITY BANK Investor Conference -NEW YORK CITY



For Immediate Release:  May 6, 2004

(Fort Pierce, FL) Harbor Florida Bancshares, Inc. (NASDAQ-HARB), the holding company for Harbor Federal Savings Bank announced today that it would be participating in the America's Community Bankers' Community Bank Investor Conference in New York City, May 10-11, 2004.

Michael J. Brown, Sr., Harbor's President and Chief Executive Officer, is scheduled to make a presentation at 10:10 a.m. (EDT) on Tuesday, May 11th at the conference. The presentation slides will be available on Harbor's website located at www.harborfederal.com.

Harbor Federal is headquartered in Fort Pierce, Florida and has 33 offices located in a six-county area of East Central Florida. Harbor Florida Bancshares, Inc. common stock trades on the NASDAQ National Market under the symbol HARB.


CONTACT: Michael J. Brown, Sr., President, (772) 460-7000; Mike Callahan, CFO,
(772) 460-7009; or Toni Santiuste, Investor Relations, (772) 460-7002; http://www.harborfederal.com.